UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010

Jo-Ann Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-06695	34-0720629

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio	44236

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 656-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 23, 2010, Jo-Ann Stores, Inc., an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Needle Holdings Inc., a Delaware corporation (“Parent”), and Needle Merger Sub Corp., an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by affiliates of Leonard Green & Partners L.P. The Merger Agreement was approved by a unanimous vote of the non-employee directors of the Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of the strategic transactions committee composed of independent directors of the Board (the “Special Committee”). Mr. Darrell Webb, the Company’s chairman and CEO, recused himself from the vote on the Merger.
     At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company or (iii) shareholders who have perfected and not otherwise waived, withdrawn or lost a demand to be paid the fair cash value for their shares of Company common stock) will be automatically cancelled and converted into the right to receive $61.00 in cash (the “Merger Consideration”), without interest.
     Consummation of the Merger is subject to customary conditions, including (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger (the “Shareholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) the absence of any law, injunction, judgment or ruling enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the other party’s representations and warranties (subject to materiality exceptions) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to materiality exceptions). Closing is subject to completion of a marketing period for the financing that Parent is using to fund a portion of the Merger consideration. If the Merger is not consummated by June 23, 2011, either party may terminate the Merger Agreement. Consummation of the Merger is not subject to a financing condition. If the acquisition is approved by the holders of a majority of the Company’s shares of common stock, the transaction is expected to close in the first half of calendar 2011.
     The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Shareholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.
     During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. on February 14, 2011 (the “Go-Shop Period”), the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties and provide non-public information to and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. Starting at 12:00 a.m. on February 15, 2011, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s shareholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Board of Directors has determined is, or could reasonably be expected to result in, a “Superior Proposal” (as defined in the Merger Agreement).
     The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company entering into an alternative acquisition agreement prior to the end of the Go-Shop Period, the amount of the termination fee is $20 million. If the termination fee becomes payable under any other circumstances, the amount of the termination fee is $44.9 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $90 million under certain circumstances specified in the Merger Agreement including Parent’s breach of the Merger Agreement or because Parent has not closed the Merger within three business days of notice delivered as of the completion of the marketing period that all conditions are satisfied.
     The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (“SEC”) prior to the date of the Merger Agreement and (ii) confidential disclosures made to Parent and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the SEC.
     Parent and Merger Sub have obtained equity and debt financing commitments for the Merger, the aggregate proceeds of which, together with the Company’s cash on hand, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. have severally (i) committed to purchase, and/or through one or more of their affiliated entities or co-investors, to cause the purchase of equity securities of Parent, at or prior to the closing, in an amount equal to $449,300,000 in the aggregate to the extent necessary to finance the Merger and related fees and expenses that are not funded by the debt financing or the Company’s cash on hand on the terms and subject to the conditions set forth in an equity commitment letter dated December 23, 2010 (the “Equity Commitment Letter”) and (ii) provided the Company with a limited guarantee in favor of the Company dated December 23, 2010 (the “Limited Guarantee”) guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent to the Company.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

     JPMorgan Chase Bank, N.A. and Bank of America, N.A. (collectively, the “Lenders”) have committed to provide a $650 million senior secured term loan facility and a $375 million senior secured asset-based revolving facility, on the terms and subject to the conditions (including certain “market flex” provisions, under and subject to which additional borrowings may be made to fund certain upfront fees and original issue discount and certain senior secured notes may be issued in lieu of a portion of the term loan facility) set forth in a commitment letter dated December 23, 2010 (the “Debt Commitment Letter”). In addition, TCW/Crescent Mezzanine Management V, LLC (“Crescent”, together with the Lenders, the “Debt Investors”) has committed to purchase (i) at par, $400 million of senior unsecured notes (the “Mezzanine Notes”) and (ii) $20 million (and, at its option, an additional $20 million) of equity securities of the Company, on or prior to the closing, on the terms and subject to conditions set forth in a commitment letter dated December 23, 2010 (the “Crescent Commitment Letter”, together with the Debt Commitment Letter, the “Debt Financing Letters”). It is expected that at the consummation of the Merger, senior unsecured notes may be issued and sold pursuant to a high yield senior unsecured notes offering in lieu of a portion or all of the financing from the issuance of the Mezzanine Notes. The obligations of the Debt Investors to provide debt financing under each of the Debt Financing Letters are subject to a number of conditions, in each case including (i) absence of a Material Adverse Effect (other than due to matters previously disclosed as provided in the Merger Agreement, in the Company Disclosure Schedule to the Merger Agreement or in any Filed SEC Documents (as defined in the Merger Agreement)); (ii) execution and delivery of definitive documentation with respect to the appropriate debt financing consistent with the applicable Term Sheets or Summary of Terms (as defined in the Debt Financing Letters); (iii) the accuracy of certain specified representations and warranties in the debt documents (some of which are subject to materiality exceptions); (iv) receipt of equity financing consistent with the Equity Commitment Letter; (v) concurrent consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof that are materially adverse to the Debt Investors without the consent of JPMorgan Chase Bank, N.A. and Bank of America, N.A., in their capacity as lead arrangers, or Crescent and other majority Mezzanine Notes investors, as the case may be); (vi) delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral (where applicable) and certain Company financial statements; (vii) payment of applicable costs, fees and expenses; and (viii) under the Debt Commitment Letter, receipt of pro forma information and financial forecasts with respect to the Company to be used for the purpose of syndication. The final termination date for each of the Debt Financing Letters is June 23, 2011.
Cautionary Statement Regarding Forward-Looking Statements
     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company, the proposed Merger and its business. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed sale of the Company to a company controlled by Leonard Green & Partners L.P., including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward looking statements are discussed in the Company’s Securities and Exchange Commission filings.
     Readers are cautioned not to place undue reliance on forward-looking statements. The Company cannot guarantee future results, trends, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs.
Additional Information and Where to Find It
     In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.
Participants in Solicitation
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about the Company’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
2.1 Agreement and Plan of Merger, dated December 23, 2010, by and among Jo-Ann Stores, Inc., Needle Holdings Inc. and Needle Merger Sub Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.
By:	/s/ David Goldston
David Goldston
Senior Vice President, General Counsel and Secretary

     Date: December 23, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 23, 2010, by and among Jo-Ann Stores, Inc., Needle Holdings Inc. and Needle Merger Sub Corp.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.